UTStarcom, Inc.
Limited Power of Attorney - Securities Law Compliance
The undersigned, as an officer or director of
UTStarcom, Inc. (the "Corporation"), hereby
constitutes and appoints Carmen Chang, Thomas Savage,
Valerie Barnett, Su Ping Lu, Brent Irvin, Mn Han,
Steven Welles, Francis Barton, Viraj Patel and Mark
Green, and each of them (each, an "Attorney" and
collectively, the "Attorneys"), as the undersigned's
true and lawful attorney-in-fact and agent to complete
and execute such Forms 144. Forms 3, 4 and 5 and other
forms (including any amendments thereto) as such Attorney
shall in his or her discretion determine to be required or
advisable pursuant to Rule 144 promulgated under the
Securities Act of 1933 (as amended, the "Act"), Section 16
of the Securities Exchange Act of 1934 (as amended, the
"Exchange Act") and the respective rules and regulations
promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership,acquisition or disposition of or transactions in securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the Attorney shall deem appropriate. The undersigned hereby approves, ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The authority of the Attorneys under this Limited Power of Attorney shall continue until the undersigned is no longer required to file such Forms 144, Forms 3, 4 and 5 and other forms (including any amendments thereto) as may be required pursuant to the laws and regulations described above with regard to his or her ownership, acquisition or disposition of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Attorneys are not assuming any of the undersigned's responsibilities to comply with Rule 144 promulgated under the Act or Section 16 of the Exchange Act.
This Limited Power of Attorney is executed at Alameda,
CA, this 7 day of February 2007.
/s/ Hong Liang Lu
Signature

Hong Liang Lu
Print Name

Dated:	7/Feb/07
Witness:

/s/ Stephanie A. Veliz
Type or Print Name

Dated:	2/7/07